AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18 , 2017

REGISTRATION STATEMENT NO. 333-215322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BARFRESH FOOD GROUP, INC.

(Name of small business issuer in its charter)

Delaware	2038	27-1994406
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8383 Wilshire Blvd., Suite 750

Beverly Hills, California 90211

Telephone: (310) 598-7113

(Address and telephone number of principal executive offices and principal place of business)

Copies to:

Mark Y. Abdou

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 5th Floor

Santa Monica, CA 90401

Telephone: (310) 359-8742

Facsimile: (310) 356-1922

Approximate date of proposed sale to the public:

From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering Price	Amount of registration fee
Common stock, par value $0.000001 per share	20,224,338	$0.64	(2)	$12,943,576
Common stock, par value $0.000001 per share, issuable upon exercise of Series J Warrants	2,374,362	$0.75	(3)	$1,780,772
Common stock, par value $0.000001 per share, issuable upon exercise of Series K Warrants	7,812,500	$0.88	(3)	$6,875,000

Total				$21,599,348	$2,504	(4)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee under Rule 457(g) under the Securities Act.

(4) Fee previously submitted with the initial filing of this registration statement on Form S-1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 (Amendment No. 4) to the Registration Statement on Form S-1 (File No. 333-215322) of Barfresh Food Group, Inc. (“Registration Statement”) is being filed solely for the purpose of filing Exhibit 23.1 as indicated in Part II of this Amendment No. 4. This Amendment No. 4 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws. The Company’s Certificate of Incorporation provides for such indemnification to the fullest extent of Section 145 and states that the indemnification is not exclusive of other rights of those seeking indemnification may be entitled.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company has entered into agreements with its directors and executive officers, that require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local laws. The indemnification agreements also set forth certain procedures that apply in the event of a claim for indemnification thereunder.

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The Company maintains insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section.

The right of any person to be indemnified is subject always to the right of the Company by its board of directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the offering of the common stock being registered. All amounts are estimates. The selling shareholders will pay none of the expenses set forth below.

SEC filing fees	$2,504
Legal fees and expenses	15,000
Accounting fees and expenses	2,500
Transfer agent fees and expenses	100
Printing fees	2,500
Miscellaneous	2,000
Total	$24,604

Item 26. Recent Sales of Unregistered Securities

The following sets forth all sales of unregistered securities we have completed during the last three years. Except as otherwise indicated below, the following transactions were effected in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. We based such reliance upon the following facts and circumstances: (i) the investors were accredited investors, as defined in Rule 501 of the Securities Act and were sophisticated, having sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the investment, (ii) the investors represented that they were purchasing the securities for investment purposes without a view to distribution, (iii) the investors had access to our management and information concerning the Company, its business and financial information and (iv) we conducted the sale of the securities without general solicitation or advertising. Except as otherwise indicated below, no underwriting discounts or commissions were paid in the transactions.

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On November 23, 2016, the Company entered into a securities purchase agreement and investor rights agreement with Unibel, the majority shareholder of Bel Group (“Unibel”). Pursuant to the securities purchase agreement, Unibel purchased 15,625,000 shares of common stock at $0.64 per share and warrants to purchase 7,812,500 shares of common stock for aggregate gross proceeds to Barfresh of $10 million. The warrants are exercisable for a term of five years at a per share price of $0.88 for cash. The shares and common stock issuable upon exercise of the warrants have the registration rights set forth in the investor rights agreement between the Company and purchasers.

Pursuant to a securities purchase agreement between the Company and certain accredited investors, in September, 2016 and October, 2016, the Company sold 4,687,500 shares of common stock and warrants to purchase 2,343,750 shares of common stock for aggregate gross proceeds to the Company of approximately $2.3 million. The warrants are exercisable for a term of five years at a per share price of $0.75. The shares and common stock issuable upon exercise of the warrants have the registration rights set forth in a registration rights agreement between the Company and purchasers.

On January 29, 2016, we closed a private placement to accredited investors of $2,670,000 in promissory notes and warrants to purchase up to 1,297,500 shares of common stock of the Company for aggregate gross proceeds to the Company of $2,670,000. Of the aggregate offering amount, $635,000 of the notes and warrants to purchase up to 317,500 shares of common stock were placed with members of the Company’s management, including officers and directors of the Company, and family members of certain officers and directors.

During the three months ended September 30, 2015 we granted 80,000 options to purchase shares of our common stock to officers, directors and employees. The exercise prices range from $0.47 to $0.72.

During the three months ended June 30, 2015 we granted the right to 1,000,000 shares of restricted common stock to a director of the Company who during the period became an officer of the Company. The stock vests 50% on each of the second and third anniversary of the issuance. In addition, we granted the right to 350,000 shares of restricted to another officer in connection with an employment agreement entered into during the three month period ended June 30, 2015.

During the three months ended June 30, 2015, we issued 1,740,000 options to purchase our common stock to officers and employees of the Company. The exercise price of the options ranged from $0.50 to $0.82 per share, and the options are exercisable for periods of between 5 and 8 years. The options vest under a variety of vesting schedules. Two hundred sixty five thousand (265,000) of the options vest on the first anniversary of issuance, 675,000 of the options vest on the second anniversary of issuance, 675,000 of the options vest on the third anniversary of issuance, and 125,000 of the options vest on the third anniversary of issuance.

During the year ended March 31, 2015 we completed two offerings of common stock units at a price of $0.50 per unit. Each unit consists of one share of common stock and a five year warrant to purchase one-half (1/2) share of our common stock at an exercise price of $0.60 per share. We sold a total of 11,044,000 units representing 11,044,000 shares and warrants to purchase 5,522,000 shares for total consideration of $5,522,000.

During the year ended March 31, 2015 we issued 900,000 shares of restricted common stock to an officer and two employees of the Company for services rendered.

Also during the year ended March 31, 2015, we issued 155,000 shares of our restricted common stock to legal counsel and a consultant to the Company.

Additionally, during the year ended March 31, 2015, we issued 64,100 shares of our common stock to a director. The shares vest over a one year period. We also issued options to purchase 600,000 shares of our common stock at an exercise price of $0.45 per share to two officers and directors and a director of the Company. The options vested immediately and are exercisable for a period of 5 years from the date of issuance, January 21, 2014.

During November 2014 we issued 494,000 shares of our common stock for total consideration of $247,000. In addition to the Common Stock, the Company issued 247,000 warrants to purchase shares of the Company’s common stock for a purchase price of $0.60 per share and for a term of 5 years.

On March 20, 2014 we completed a private placement to accredited investors of 5,000,000 shares of common stock and Series E Warrants to purchase up to 2,500,000 shares for aggregate gross proceeds to the Company of $2,500,000. The Series E Warrants are exercisable for a term of three-years at a per share price of $0.60. An additional 25,000 shares of common stock and Series E Warrants to purchase 25,000 shares were issued to a service provider.

During the year ended March 31, 2014 we issued 600,000 shares of common stock to officers and directors of the Company for services rendered. We also issued 55,000 shares of our common stock to non-employees for consulting services and options to purchase 800,000 shares of our common stock at an exercise price of $0.50 per share to a director of the Company. The options vested immediately and are exercisable for a period of 3 years from the date of issuance, February 14, 2014.

On December 20, 2013 we completed a private offering of an aggregate of $775,000 in promissory notes. The notes bear interest at a rate of 2.0% and are due and payable on December 20, 2014, with certain provisions for extension. In addition to the notes, the Company issued to the holders five-year warrants to purchase 1,291,667 shares of the Company’s common stock for a purchase price of $0.45 per share.

On August 7, 2013 we completed a private placement of 7,626,000 units at a purchase price of $0.25 per unit for a total aggregate amount of $1,906,500. Each unit consists of one share of common stock, one three-year Series C Warrant to purchase a share of common stock at a purchase price of $0.25 per share, and one five-year Series D Warrant to purchase one-half share of common stock at a purchase price of $0.25 per one-half share ($0.50 per share). Network 1 Financial Securities, Inc., a licensed broker dealer, acted as placement agent and received a selling commission equal to $190,650 and non-accountable expense reimbursement of $57,195.

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Item 27. Exhibits

(b)	Exhibits required by Item 601 of Regulation S-K

Exhibit Number	Description
2.1	Share Exchange Agreement dated January 10, 2012 by and among Moving Box Inc., Andreas Wilcken, Jr., Barfresh Inc. and the shareholders of Barfresh Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K as filed January 17, 2012
3.1	Certificate of Incorporation of Moving Box Inc. dated February 25, 2010 (incorporated by reference to Exhibit 3.1 to Form S-1 (Registration No. 333-168738) as filed August 11, 2010)
3.2	Amended and Restated Bylaws of Barfresh Food Group Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K as filed August 4, 2014)
3.3	Certificate of Amendment of Certificate of Incorporation of Moving Box Inc. dated February 13, 2012 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K as filed February 17, 2012)
3.4	Certificate of Amendment of Certificate of Incorporation of Smoothie Holdings Inc. dated February 16, 2012 (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K as filed February 17, 2012)
4.1	Form of Series A Warrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K as filed January 17, 2012)
4.2	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to Form 10K for the period ending March 31, 2014, as filed June 30, 2014)
4.3	Form of Series C Warrant (incorporated by reference to Exhibit 4.3 to Form 10K for the period ending March 31, 2014, as filed June 30, 2014)
4.4	Form of Series D Warrant (incorporated by reference to Exhibit 4.4 to Form 10K for the period ending March 31, 2014, as filed June 30, 2014)
4.5	Form of Series PA Warrant (incorporated by reference to Exhibit 4.5 to Form 10K for the period ending March 31, 2014, as filed June 30, 2014)
4.6	Form of Series CN Warrant (incorporated by reference to Exhibit 4.6 to Form 10K for the period ending March 31, 2014, as filed June 30, 2014)
4.7	Form of Series EN Warrant (incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
4.8	Form of Series E Warrant (Incorporated by reference to Exhibit 3.8 to Registration Statement on Form S-1 (Registration No. 333-203340) as filed April 10, 2015)
4.9	Form of Series G Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K as filed February 16, 2015)
4.10	Form of Series H Warrant (incorporated by reference to Exhibit 4.10 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
4.11	Form of Series I Warrant (incorporated by reference to Exhibit 4.11 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
4.12	Form of Convertible Promissory Note dated January 29, 2016 by Barfresh Food Group Inc. in favor of certain investors (incorporated by reference to Exhibit 4.12 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
4.13	Form of warrant dated December 1, 2013 (incorporated by reference to Exhibit 4.13 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
4.14	Form of Series K Warrant*
4.15	Form of Series J Warrant*
5.1	Opinion and Consent of Libertas Law Group, Inc.*
10.1	Form of Registration Rights Agreement dated February 16, 2016 (incorporated by reference to Exhibit 10.1 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
10.2	Intellectual Property Sale Deed by and between National Australia Bank Limited and Barfresh Inc. dated October 15, 2013 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q as filed November 20, 2013)
10.3	Form of Securities Purchase Agreement dated February 16, 2016 by and between Barfresh Food Group Inc. and certain investors. (incorporated by reference to Exhibit 10.3 to Registration Statement on Form S-1 (Registration No. 333-211019) as filed April 29, 2016)
10.4	Form of Investor Rights Agreement dated November 23, 2016 by and between Barfresh Food Group, Inc. and Unibel*
10.5	Form of Securities Purchase Agreement dated November 23, 2016 by and between Barfresh Food Group, Inc. and Unibel*
10.6	Form of Securities Purchase Agreement dated September 28, 2016 by and between Barfresh Food Group, Inc. and certain investors*
10.7	Form of Registration Rights Agreement dated September 28, 2016 by and between Barfresh Food Group, Inc. and certain investors*
21.1	Subsidiaries (Incorporated by reference to Exhibit 21.1 to Transitional Report on Form 10KT for the transitional period from April 1, 2015 to December 31, 2015, filed on March 30, 2016)
23.1	Consent of Eide Bailly LLP+
23.2	Consent of Libertas Law Group, Inc. (included in Exhibit 5.1)*

* Previously filed with this registration statement on Form S-1.

+Filed herewith.

Item 28. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

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b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8. That, for the purpose of determining liability under the Securities Act to any purchaser:

a. If the issuer is relying on Rule 430B:

1. Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b. If the issuer is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Beverly Hills, State of California, on April 18 , 2017.

BARFRESH FOOD GROUP, INC.

/s/ Riccardo Delle Coste
Riccardo Delle Coste
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Riccardo Delle Coste	Chief Executive Officer and Director	April 18 , 2017
Riccardo Delle Coste	(Principal Executive Officer)

*	Chief Financial Officer	April 18 , 2017
Joseph Tesoriero	(Principal Financial Officer; Principal Accounting Officer)

*	Director	April 18 , 2017
Arnold Tinter

*	Director	April 18 , 2017
Joseph M. Cugine

*	Director	April 18 , 2017
Alice Elliot

*	Director	April 18 , 2017
Alexander H. Ware

*By:	/s/ Riccardo Delle Coste
Riccardo Delle Coste
Attorney in Fact

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